                                                                     EXHIBIT 4.1

================================================================================



                                ---------------


                           INTERFACE, INC., as Issuer

                              BENTLEY MILLS, INC.
                           GUILFORD (DELAWARE), INC.
                            GUILFORD OF MAINE, INC.
                          INTERFACE ASIA-PACIFIC, INC.
                             INTERFACE EUROPE, INC.
                        INTERFACE FLOORING SYSTEMS, INC.
                         INTERFACE RESEARCH CORPORATION
                                  PANDEL, INC.
                        PRINCE STREET TECHNOLOGIES, LTD.
                           ROCKLAND REACT-RITE, INC.
                                 as Guarantors

                                      and

                FIRST UNION NATIONAL BANK OF GEORGIA, as Trustee


                                ---------------

                                   INDENTURE

                         Dated as of November 15, 1995


                                ---------------

                                  $125,000,000

                   9 1/2% Senior Subordinated Notes due 2005




================================================================================

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of November 15, 1995



Trust Indenture                                                        Indenture
  Act Section                                                          Section
---------------                                                        ---------
Section 310 (a)(1)   .................................................  7.11
            (a)(2)   .................................................  7.11
            (a)(3)   .................................................  N.A.
            (a)(4)   .................................................  N.A.
            (a)(5)   .................................................  7.11
            (b)      .................................................  7.09; 7.11; 11.02
            (c)      .................................................  N.A.
Section 311 (a)      .................................................  7.12
            (b)      .................................................  7.12
            (c)      .................................................  N.A.
Section 312 (a)      .................................................  2.06
            (b)      .................................................  11.03
            (c)      .................................................  11.03
Section 313 (a)      .................................................  7.07
            (b)      .................................................  7.07
            (c)      .................................................  7.07; 11.02
            (d)      .................................................  7.07
Section 314 (a)      .................................................  4.07; 11.02
            (b)      .................................................  N.A.
            (c)(1)   .................................................  11.04
            (c)(2)   .................................................  11.04
            (c)(3)   .................................................  N.A.
            (d)      .................................................  N.A.
            (e)      .................................................  11.05
Section 315 (a)      .................................................  7.01(b)
            (b)      .................................................  7.05; 11.02
            (c)      .................................................  7.01(a)
            (d)      .................................................  7.01(c)
            (e)      .................................................  6.11
Section 316 (a) (last
            sentence).................................................  2.13
            (a)(1)(A).................................................  6.05
            (a)(1)(B).................................................  6.04
            (a)(2)   .................................................  N.A.
            (b)      .................................................  6.07
Section 317 (a)(1)   .................................................  6.08
            (a)(2)   .................................................  6.09
            (b)      .................................................  2.05
Section 318 (a)      ................................................. 11.01
            (c)      ................................................. 11.01

_______________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

                              TABLE OF CONTENTS(1)

                                                                            Page
                                                                            ----

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 1.01.  Definitions.................................................   1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act...........  27
SECTION 1.03.  Rules of Construction.......................................  27

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Forms and Dating............................................  28
SECTION 2.02.  Restrictive Legends.........................................  29
SECTION 2.03.  Execution and Authentication................................  30
SECTION 2.04.  Registrar and Paying Agent..................................  31
SECTION 2.05.  Paying Agent to Hold Money in Trust.........................  31
SECTION 2.06.  Securityholder Lists........................................  32
SECTION 2.07.  Transfer and Exchange.......................................  32
SECTION 2.08.  Replacement Securities......................................  33
SECTION 2.09.  Book-Entry Provisions for Global Security...................  33
SECTION 2.10.  Special Transfer Provisions.................................  34
SECTION 2.11.  Form of Certificates to Be Delivered........................  37
SECTION 2.12.  Outstanding Securities......................................  41
SECTION 2.13.  Treasury Securities.........................................  41
SECTION 2.14.  Temporary Securities........................................  41
SECTION 2.15.  Cancellation................................................  42
SECTION 2.16.  Defaulted Interest..........................................  42
SECTION 2.17.  CUSIP Number................................................  42
SECTION 2.18.  Deposit of Moneys...........................................  42


-----------------
(1) Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


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                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES


SECTION 3.01.  Notices to the Trustee......................................  43
SECTION 3.02.  Selection of Securities to Be Redeemed......................  43
SECTION 3.03.  Notice of Redemption........................................  43
SECTION 3.04.  Effect of Notice of Redemption..............................  44
SECTION 3.05.  Deposit of Redemption Price.................................  44
SECTION 3.06.  Securities Redeemed or Purchased in Part....................  45

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.......................................  45
SECTION 4.02.  Maintenance of Office or Agency.............................  45
SECTION 4.03.  Corporate Existence.........................................  46
SECTION 4.04.  Payment of Taxes and Other Claims...........................  46
SECTION 4.05.  Maintenance of Properties; Insurance; Books and Records;
          Compliance with Law..............................................  47
SECTION 4.06.  Compliance Certificate......................................  47
SECTION 4.07.  SEC Reports.................................................  48
SECTION 4.08.  Limitation on Indebtedness..................................  49
SECTION 4.09.  Limitation on Restricted Payments...........................  49
SECTION 4.10.  Limitation on Liens.........................................  52
SECTION 4.11.  Change of Control...........................................  52
SECTION 4.12.  Disposition of Proceeds of Asset Sales......................  54
SECTION 4.13.  Limitation on Transactions with Interested Persons..........  57
SECTION 4.14.  Limitation on Dividends and Other Payment Restrictions
          Affecting Subsidiaries...........................................  58
SECTION 4.15.  Limitation on the Issuance of Other Senior Subordinated
          Indebtedness.....................................................  58
SECTION 4.16.  Limitation on Guarantees by Subsidiaries....................  59
SECTION 4.17.  Waiver of Stay, Extension or Usury Laws.....................  59
SECTION 4.18.  Limitation on Applicability of Certain Covenants............  59
SECTION 4.19.  Rule 144A Information Requirement...........................  60


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

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge, etc.................................  60
SECTION 5.02.  Successor Substituted.......................................  61

                                  ARTICLE SIX

                                    REMEDIES

SECTION 6.01.  Events of Default...........................................  61
SECTION 6.02.  Acceleration................................................  64
SECTION 6.03.  Other Remedies..............................................  65
SECTION 6.04.  Waiver of Past Defaults.....................................  65
SECTION 6.05.  Control by Majority.........................................  65
SECTION 6.06.  Limitation on Suits.........................................  65
SECTION 6.07.  Right of Holders to Receive Payment.........................  66
SECTION 6.08.  Collection Suit by Trustee..................................  66
SECTION 6.09.  Trustee May File Proofs of Claims...........................  66
SECTION 6.10.  Priorities..................................................  67
SECTION 6.11.  Undertaking for Costs.......................................  67
SECTION 6.12.  Restoration of Rights and Remedies..........................  68

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties......................................................  68
SECTION 7.02.  Rights of Trustee...........................................  69
SECTION 7.03.  Individual Rights of Trustee................................  70
SECTION 7.04.  Trustee's Disclaimer........................................  70
SECTION 7.05.  Notice of Default...........................................  70
SECTION 7.06.  Money Held in Trust.........................................  70
SECTION 7.07.  Reports by Trustee to Holders...............................  71
SECTION 7.08.  Compensation and Indemnity..................................  71
SECTION 7.09.  Replacement of Trustee......................................  72
SECTION 7.10.  Successor Trustee by Merger, etc............................  73
SECTION 7.11.  Eligibility; Disqualification...............................  73


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
SECTION 7.12.  Preferential Collection of Claims Against Company...........  73

                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of the Company's Obligations....................  74
SECTION 8.02.  Legal Defeasance and Covenant Defeasance....................  75
SECTION 8.03.  Application of Trust Money..................................  79
SECTION 8.04.  Repayment to Company or Guarantors..........................  79
SECTION 8.05.  Reinstatement...............................................  79

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders..................................  80
SECTION 9.02.  With Consent of Holders.....................................  80
SECTION 9.03.  Compliance with Trust Indenture Act.........................  82
SECTION 9.04.  Revocation and Effect of Consents...........................  82
SECTION 9.05.  Notation on or Exchange of Securities.......................  82
SECTION 9.06.  Trustee May Sign Amendments, etc............................  83

                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES

SECTION 10.01. Securities Subordinate to Senior Indebtedness...............  83
SECTION 10.02. Payment Over of Proceeds upon Dissolution, etc..............  83
SECTION 10.03. Suspension of Payment When Senior Indebtedness in
         Default...........................................................  85
SECTION 10.04. Trustee's Relation to Senior Indebtedness...................  86
SECTION 10.05. Subrogation to Rights of Holders of Senior Indebtedness.....  86
SECTION 10.06. Provisions Solely to Define Relative Rights.................  87
SECTION 10.07. Trustee to Effectuate Subordination.........................  87
SECTION 10.08. No Waiver of Subordination Provisions.......................  88
SECTION 10.09. Notice to Trustee...........................................  89
SECTION 10.10. Reliance on Judicial Order or Certificate of Liquidating
         Agent.............................................................  89
SECTION 10.11. Rights of Trustee as a Holder of Senior Indebtedness;
         Preservation of Trustee's Rights..................................  90
SECTION 10.12. Article Applicable to Paying Agents.........................  90


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
SECTION 10.13. No Suspension of Remedies...................................  90

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01. Trust Indenture Act of 1939.................................  90
SECTION 11.02. Notices.....................................................  91
SECTION 11.03. Communication by Holders with Other Holders.................  92
SECTION 11.04. Certificate and Opinion as to Conditions Precedent..........  92
SECTION 11.05. Statements Required in Certificate or Opinion...............  92
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar...................  92
SECTION 11.07. Governing Law...............................................  93
SECTION 11.08. No Interpretation of Other Agreements.......................  93
SECTION 11.09. No Recourse Against Others..................................  93
SECTION 11.10. Successors..................................................  93
SECTION 11.11. Duplicate Originals.........................................  93
SECTION 11.12. Separability................................................  93
SECTION 11.13. Table of Contents, Headings, etc............................  93
SECTION 11.14. Benefits of Indenture.......................................  93

                                 ARTICLE TWELVE

                            GUARANTEE OF SECURITIES

SECTION 12.01. Guarantee...................................................  94
SECTION 12.02. Execution and Delivery of Guarantee.........................  96
SECTION 12.03. Additional Guarantors.......................................  96
SECTION 12.04. Guarantee Obligations Subordinated to Guarantor Senior
         Indebtedness......................................................  97
SECTION 12.05. Payment Over of Proceeds upon Dissolution, etc., of a
         Guarantor.........................................................  97
SECTION 12.06. Suspension of Payment When Guarantor Senior
         Indebtedness in Default...........................................  98
SECTION 12.07. Release of a Guarantor......................................  99
SECTION 12.08. Waiver of Subrogation....................................... 100
SECTION 12.09. Guarantee Provisions Solely to Define Relative Rights....... 101
SECTION 12.10. Trustee To Effectuate Subordination of Guarantee
         Obligations....................................................... 101
SECTION 12.11. No Waiver of Guarantee Subordination Provisions............. 101
SECTION 12.12. Guarantors to Give Notice to Trustee........................ 103


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
SECTION 12.13. Reliance on Judicial Order or Certificate of Liquidating
         Agent Regarding Dissolution, etc., of Guarantors.................. 103
SECTION 12.14. Rights of Trustee as a Holder of Guarantor Senior
         Indebtedness; Preservation of Trustee's Rights.................... 104
SECTION 12.15. Article Twelve Applicable to Paying Agents.................. 104
SECTION 12.16. No Suspension of Remedies................................... 104
SECTION 12.17. Trustee's Relation to Guarantor Senior Indebtedness......... 104
SECTION 12.18. Subrogation................................................. 105

SIGNATURES................................................................. 106


EXHIBIT A      Form of Security
EXHIBIT B      Form of Senior Subordinated Guarantee

     INDENTURE, dated as of November 15, 1995, among Interface, Inc., a corporation incorporated under the laws of the State of Georgia (the "Company"), Bentley Mills, Inc., a Delaware corporation, Guilford (Delaware), Inc., a Delaware corporation, Guilford of Maine, Inc., a Delaware corporation, Interface Asia-Pacific, Inc., a Georgia corporation, Interface Europe, Inc., a Delaware corporation, Interface Flooring Systems, Inc., a Georgia corporation, Interface Research Corporation, a Delaware corporation, Pandel, Inc., a Georgia corporation, Prince Street Technologies, Ltd., a Georgia corporation and Rockland React-Rite, Inc., a Georgia corporation (collectively, the "Guarantors"), and First Union National Bank of Georgia, a national banking association, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Subordinated Notes due 2005 (the "Initial Securities"), and 9 1/2% Series B Senior Subordinated Notes due 2005 (the "Exchange Securities" and, together with the Initial Securities, the "Securities") of substantially the tenor and amount hereinafter set forth.


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01.  Definitions.

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

     "Agent" means any Registrar or Paying Agent of the Securities.

     "Agent Members" shall have the meaning set forth in Section 2.09.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include
(i) any sale, transfer or other disposition of equipment, tools or other assets by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less; (ii) sales of accounts receivable or interests in accounts receivable of the Company or any Subsidiaries pursuant to the Receivables Purchase Agreement or the Bank Receivables Agreement; and (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described in Section 5.01.

     "Asset Sale Offer" shall have the meaning set forth in Section 4.12.

     "Asset Sale Offer Price" shall have the meaning set forth in Section 4.12.

     "Asset Sale Purchase Date" shall have the meaning set forth in Section
4.12.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by
(b) the sum of all such principal payments.

     "Bank Receivables Agreement" means the Receivables Sale Agreement dated as of July 31, 1995 (the "1995 Bank Receivables Agreement"), among Interface Securitization Corporation, the Company, certain financial institutions parties thereto, Trust Company Bank (now SunTrust Bank, Atlanta), as Co-Agent and Administrative Agent, and The First National Bank of Chicago, as Co-Agent and Documentation and Collateral Agent, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing, whether with the same or any other person), provided that the sales of receivables pursuant to any such Bank Receivables Agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the 1995 Bank Receivables Agreement and that the aggregate amount of sales under such Bank Receivables Agreement and the Receivables Sales Agreement at any one time outstanding shall not exceed a total of $100,000,000.

     "Bankruptcy Law" means Title 11 United States Code or any similar law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or Atlanta, Georgia are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     "Change of Control" means the occurrence of any of the following events:
(a) so long as the holders of the Company's Class B common stock are entitled to elect a majority of the Company's board of directors, the Permitted Holders shall at any time fail to be the "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of a majority of the issued and outstanding shares of the Company's Class B common stock; (b) at any time during which the holders of the Company's Class B common stock have ceased to be entitled to elect a majority of the Company's board of directors (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Permitted Holders, shall become the "beneficial owner" (as defined in Rules 13d-3), of more than 35% of the total Voting Stock of the Company provided, however, that the Permitted Holders (A) "beneficially own"
(as so defined) a lower percentage of the Voting Stock than such other person or "group" and (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Change of Control Date" shall have the meaning set forth in Section 4.11.

     "Change of Control Offer" shall have the meaning set forth in Section
4.11.

     "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.11.

     "Class B Shareholders' Agreement" shall mean that certain Voting Agreement for Interface, Inc. Class B Common Stock Shareholders dated as of April 13, 1993 by and among Ray C. Anderson and approximately 38 other holders of Class B common stock of the Company, pursuant to which Ray C. Anderson is entitled to direct the voting of the shares of Class B common stock subject thereto.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, an Executive Vice President, Senior Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, (A) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense,
(d) Consolidated Income Tax Expense and (e) one-third of Consolidated Rental Payments less (B) any non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense, (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Subsidiaries on a consolidated basis and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal and (iii) one-third of Consolidated Rental Payments.

     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Subsidiaries, and (vi) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Subsidiaries reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     "Consolidated Rental Payments" of any person means, for any period, the aggregate rental obligations of such person and its consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such person representing payments by such person or any of its consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such person or any of its consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such person and its consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such person or any of its consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

     "Consolidated Tangible Assets" means the sum of the Tangible Assets of the Company and its Subsidiaries after eliminating inter-company items, all determined in accordance with GAAP, including appropriate deductions for minority interest in Net Tangible Assets of such Subsidiaries.

     "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Convertible Debentures" means the Company's 8% Convertible Subordinated Debentures due 2013.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in Atlanta, Georgia.

     "covenant defeasance" shall have the meaning set forth in Section 8.02.

     "Credit Agreements" means, collectively, (i) the Amended and Restated Credit Agreement dated as of June 30, 1995, among the Company, certain Subsidiaries of the Company, the banks and other lending institution parties thereto, Trust Company Bank (now SunTrust Bank, Atlanta), as Co-Agent and Collateral Agent, and The First National Bank of Chicago, as Co-Agent, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of July 31, 1995 and the Second Amendment to Amended and Restated Credit Agreement dated as of the Issue Date, and (ii) the Letter of Credit Agreement dated as of January 9, 1995, among the Company, certain Subsidiaries of the Company, the banks and other lending institutions parties thereto, and Trust Company Bank (now SunTrust Bank, Atlanta), as Domestic Agent and Collateral Agent, as amended by the Master Amendment to Credit Documents dated as of June 30, 1995, in each case as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), and whether with the present lenders or any other lenders.

     "Currency Agreement" means, with respect to any person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreements and (ii) any other Senior Indebtedness which (a) at the time of the determination exceeds $25,000,000 in aggregate principal amount and
(b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "Event of Default" has the meaning set forth under Section 6.01 herein.

     "Excess Proceeds" shall have the meaning set forth in Section 4.12.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer by the Company to the Holders of the Initial Securities to exchange all of the Initial Securities for Exchange Securities, as provided for in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "Exchange Securities" has the meaning stated in the second paragraph of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that (i) such Exchange Securities shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Securities in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

     "Fair Market Value" means, with respect to any assets the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a certificate of an officer of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "Global Securities" shall have the meaning set forth in Section 2.01.

     "Guarantee" shall mean each guarantee of the Securities by each Guarantor created pursuant to Article Twelve.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantor" means (i) each of Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Rockland React-Rite, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd. and each other Material U.S. Subsidiary and (ii) each person who delivers a Guarantee pursuant to the covenant described in Section 4.16 and shall include any successor replacing it pursuant to this Indenture, and thereafter means such successor.

     "Guarantor Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy or insolvency laws, whether or not allowable as a claim in such proceeding) and shall also include reimbursement payments, fees, expenses, indemnities, gross-up payments, and other obligations of every nature from time to time owing, actually or contingently by the Guarantor in respect of any such amounts owing by the Company or any of its Subsidiaries under the Credit Agreements, the Receivables Purchase Agreement, the Bank Receivables Agreement, the Guilford Equipment Lease, Interest Rate Protection Agreements, Currency Agreements or other extensions of credit to the Company or any of its Subsidiaries from banks or other lending institutions. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Guarantee of such Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than Indebtedness in respect of any services rendered by or purchased from, or current liabilities owing to, banks or financial institutions, or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (g) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor, (h) Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any other Affiliate of such Guarantor (other than the Company) or any of such Affiliate's Subsidiaries, (i) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness, (j) that portion of any Indebtedness which, at the time of the incurrence, is incurred by such Guarantor in violation of this Indenture and (k) amounts owing under leases (other than Capitalized Lease Obligations and the Guilford Equipment Lease).

     "Guilford Equipment Lease" means the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment in aggregate amount (acquisition costs) of not more than $19,000,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all obligations of such person arising under Capitalized Lease Obligations (including those arising under the Guilford Equipment Lease) of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency

Agreements and Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Purchasers" means Smith Barney, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Robinson-Humphrey Company, Inc., Wheat, First Securities, Inc., and First Chicago Capital Markets, Inc.

     "Initial Securities" has the meaning stated in the second paragraph of this Indenture.

     "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

     "Interest Rate Protection Agreement" means, with respect to the Company or any of its Subsidiaries, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. "Investments" do not include payments made as the purchase consideration in an Asset Acquisition.

     "Issue Date" means November 21, 1995.

     "legal defeasance" shall have the meaning set forth in Section 8.02.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Subsidiary" means each Subsidiary, now existing or hereinafter established or acquired, that has or acquires total assets in excess of $10,000,000, or that holds any fixed assets material to the operations or business of another Material Subsidiary.

     "Material U.S. Subsidiary" means each Material Subsidiary that is incorporated in the United States or any State thereof.

     "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "Non-payment Default" shall have the meaning set forth in Section
10.03(b).

     "Non-U.S. Person" means a Person that is not a "U.S. person", as defined in Regulation S.

     "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company or a Guarantor, as the case may be.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be, and delivered to the Trustee.

     "Offshore Global Security" shall have the meaning set forth in Section
2.01.

     "Offshore Physical Securities" shall have the meaning set forth in Section 2.01.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

     "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor which ranks pari passu in right of payment with the Securities or the Guarantee of such Guarantor, as the case may be.

     "Paying Agent" has the meaning set forth in Section 2.04 except that, for the purposes of Section 4.11 and Section 4.12 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

     "Payment Blockage Period" shall have the meaning set forth in Section
10.03.

     "Payment Default" shall have the meaning set forth in Section 10.03(a).

     "Permitted Holder" means (i) for so long as Ray C. Anderson shall be living and is performing the duties of chairman and chief executive officer of the Company, Ray C. Anderson and each other party to the Class B Shareholders' Agreement, David Milton, Daniel T. Hendrix, Charles R. Eitel, Brian L. DeMoura, and David W. Porter, and (ii) at all times thereafter, the individuals listed on Schedule 10.11 to the Amended and Restated Credit Agreement dated June 30, 1995; provided that in the case of each individual referred to in the preceding clauses (i) and (ii), for the purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

           (a) Indebtedness of the Company evidenced by the Securities and Indebtedness of any Guarantor evidenced by its Guarantee;

           (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

           (c) Indebtedness of the Company and its Subsidiaries in respect of the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed $300,000,000;

           (d) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the provisions of Section 4.08 and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

           (e) Indebtedness of a Wholly Owned Subsidiary owed to and held by the Company or another Wholly Owned Subsidiary, provided that each loan or other extension of credit (i) made by a Guarantor to another Subsidiary that is not a Guarantor shall not be subordinated to other obligations of such Subsidiary and (ii) made to a Guarantor by another Subsidiary that is not a Guarantor shall be made on a subordinated basis, except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by the Company or a Wholly Owned Subsidiary (other than to the Company or to a Wholly Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which is owed Indebtedness of another Wholly Owned Subsidiary such that it ceases to be a Wholly Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of Section 4.08;

           (f) Indebtedness of the Company owed to and held by a Wholly Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by a Wholly Owned Subsidiary of the Company (other than to another Wholly Owned Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of Section 4.08;

           (g) Indebtedness in respect of Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

           (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

           (i) Indebtedness of the Company or any of its Subsidiaries evidenced by guarantees of any Permitted Indebtedness subject, in the case of any Subsidiary, to compliance with the requirements set forth in Section 4.16;

           (j) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

           (k) Indebtedness incurred with respect to (i) letters of credit issued for the account of the Company or any Subsidiary of the Company pursuant to the Credit Agreements, and (ii) unsecured letters of credit in addition to those described in (j) above, issued for the account of the Company or any Subsidiary of the Company in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

           (l) Indebtedness, if any, owing by the Company or any Subsidiary under receivables sales agreements in connection with sales of receivables of the Company or any Subsidiary pursuant to the Receivables Purchase Agreement or the Bank Receivables Agreement;

           (m) Indebtedness, if any, arising under the Guilford Equipment
      Lease;

           (n) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (m) above, in an aggregate principal amount outstanding at any time not exceeding $30,000,000; and

           (o) (i) Indebtedness of the Company the proceeds of which are used to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive financings thereof) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive financings thereof) Indebtedness of such Subsidiary, in each case to the extent such Indebtedness is described in clause (a) or (b) of this definition (other than the Indebtedness refinanced, redeemed or retired on the Issue Date) or is originally incurred pursuant to the proviso in Section

      4.08; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (o) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (except where the amount of any excess is permitted pursuant to another clause of this definition), plus the amount of any premium or other amount required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium or other amount reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, and (y) in the case of Indebtedness incurred by the Company pursuant to this clause (o) to refinance Subordinated Indebtedness, such Indebtedness
      (A) has no scheduled principal payment prior to the 91st day after the final maturity date of the Indebtedness refinanced, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (C) is subordinated to the Securities in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Securities and (z) in the case of Indebtedness incurred by the Company pursuant to this clause (o) to refinance Pari Passu Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the final maturity date of the Indebtedness refinanced, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

           "Permitted Investments" means any of the following: (i) Investments in any Subsidiary of the Company (including any person that pursuant to such Investment becomes a Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) Investments in the Securities; (v)
Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates; (vi) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (vii) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created, in accordance with the terms of the Indenture; (viii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; or (ix) Investments, in addition to those described in clauses (i) through (viii) above, in an aggregate amount at any time outstanding not to exceed 15% of the Company's Consolidated Net Worth.

     "Permitted Junior Securities" shall have the meaning set forth in Section 10.02.

     "Permitted Liens" means the following types of Liens:

           (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

           (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

           (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

           (e) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company of any of its Subsidiaries;

           (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

           (g) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed and
      (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction;

           (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (i) Liens on any property securing the obligations of the Company or any Subsidiaries in respect of letters of credit issued by the lenders under the Credit Agreements and as permitted under the Credit Agreements in support of industrial development revenue bonds;

           (j) Liens, if any, that may be deemed to have been granted in connection with accounts receivable or interests in accounts receivable of the Company or any Subsidiary as a result of the assignment thereof pursuant to the Receivables Purchase Agreement or the Bank Receivables Agreement;

           (k) Liens, if any, arising under the Guilford Equipment Lease; and

           (l) Liens, in addition to those described in clauses (a) through (k) above, securing Indebtedness in an amount not to exceed 10% of the Consolidated Tangible Assets of the Company.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Physical Securities" shall have the meaning set forth in Section 2.01.

     "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

     "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

     "Private Placement Legend" shall have the meaning set forth in Section
2.02.

     "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of July 31, 1995 (the "1995 Receivables Purchase Agreement") among the Company, Interface Securitization Corporation, Special Purpose Accounts Receivables Cooperative Corporation, and Canadian Imperial Bank of Commerce as servicing agent, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing) provided that the sales of receivables pursuant to any such Receivables Purchase Agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the 1995 Receivables Purchase Agreement and that the aggregate amount of sales under such Receivables Sales Agreement and the Bank Receivables Agreement at any one time outstanding shall not exceed a total of $100,000,000.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

     "Registrar" has the meaning set forth in Section 2.04.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 21, 1995, among the Company, the Guarantors and the Initial Purchasers.

     "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

     "Regulation S" means Regulation S under the Securities Act.

     "Restricted Payment" has the meaning set forth in Section 4.09.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy or insolvency laws, whether or not allowable as a claim in such proceeding) and shall also include reimbursement payments, fees, expenses, indemnities, gross-up payments, and other obligations of every nature from time to time owing, actually or contingently, by the Company in respect of any such amounts owing by the Company or any of its Subsidiaries under the Credit Agreements, the Receivables Purchase Agreement, the Bank Receivables Agreement, the Guilford Equipment Lease, Interest Rate Protection Agreements, Currency Agreements or other extensions of credit to the Company or any of its Subsidiaries from banks or other lending institutions. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than Indebtedness in respect of any services rendered by or purchased from, or current liabilities owing to, banks or financial institutions or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness which, at the time of the incurrence, is incurred by the Company in violation of the Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations and the Guilford Equipment Lease).

     "Senior Representative" means (i) with respect to the Credit Agreements, SunTrust Bank, Atlanta or any successor agent under the terms of the Credit Agreements and (ii) with respect to any other Designated Senior Indebtedness, any other representatives designated in writing to the Trustee of the holders of any other class or issue of Designated Senior Indebtedness.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness under the proviso in
Section 4.08 (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     "Surviving Entity" shall have the meaning set forth in Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the Issue Date.

     "Tangible Assets" means, at any date, the gross book value, as shown by the accounting books and records of the Company and its Subsidiaries, of all the property both real and personal of the Company and its Subsidiaries, less
(i) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles, (ii) unamortized debt discount expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by the Company.

     "Trust Officer" means any officer in the Corporate Trust Department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

     "Unrestricted Subsidiary" means a Subsidiary of the Company other than a Guarantor (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09 hereof, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or
(3) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.09) and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "U.S. Global Security" shall have the meaning set forth in Section 2.01.

     "U.S. Government Obligations" shall have the meaning set forth in Section 8.02.

     "U.S. Physical Securities" shall have the meaning set forth in Section
2.01.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the TIA that are required or deemed to be part of and to govern indentures qualified under the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC;

     "indenture securities" means the Securities and any Guarantees;

     "indenture security holder" means a Securityholder or Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities or the Guarantees.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) a term has the meaning assigned to it;

           (b) words in the singular include the plural, and words in the plural include the singular;

           (c) "or" is not exclusive;

           (d) provisions apply to successive events and transactions;

           (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

           (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

           (g) all references to $ or dollars shall refer to the lawful currency of the United States of America.


                                  ARTICLE TWO

                                 THE SECURITIES

     SECTION 2.01. Forms and Dating. The Securities and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

     Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A hereto (the "U.S. Global Security") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a single permanent global Security in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made in the records of the Depository or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Securities offered and sold other than as described in the preceding paragraph shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A hereto (the "U.S. Physical Securities"). Securities issued pursuant to Section
2.09 in exchange for interests in the U.S. Global Security or the Offshore Global Security shall be in the form of U.S. Physical Securities or in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Securities"), respectively.

     The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Security and the Offshore Global Security are sometimes referred to as the "Global Securities."

     The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.02. Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case as provided for in the Registration Rights Agreement, then (A) the U.S. Global Security and each U.S. Physical Security shall bear the legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Securities and the Offshore Global Security shall bear the Private Placement Legend on the face thereof until at least 41 days after the Issue Date and receipt by the Company and the Trustee of a certificate substantially in the form set forth in Section 2.11(c):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR

(B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
(2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.10 OF THE INDENTURE.

     SECTION 2.03. Execution and Authentication. Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $125,000,000 upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Section 2.08.

     With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

     SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment of principal, premium, if any, and interest (the
"Paying Agent").   The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

     SECTION 2.05. Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying

Agent for the payment of principal of, or interest on, the Securities (whether such money has been distributed to it by the Company or any other obligor on the Securities), and the Company (or any other obligor on the Securities) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default with respect to the Securities, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Securities or any Guarantees) shall have no further liability for the money so paid over to the Trustee.

     SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.07. Transfer and Exchange. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.08, 2.14, 3.06, 4.11, 4.12 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

     Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

     SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

     SECTION 2.09. Book-Entry Provisions for Global Security. (a) The U.S. Global Security and the Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.02. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.10. In addition, U.S. Physical Securities and Offshore Physical Securities shall be issued to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security and a successor depositary is not appointed by the

Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

     (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Security pursuant to Section 2.09(b) to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

     (d) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to Section 2.09(b), the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

     (e) Any U.S. Physical Security delivered in exchange for an interest in the Global Security pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (d) of Section 2.10, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Securities set forth in Section 2.02.

     (f) The Holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (g) QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.

     SECTION 2.10. Special Transfer Provisions. Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any institutional "accredited investor" (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) that is not a QIB (excluding Non-U.S. Persons):

           (i) The Registrar shall register the transfer of any Initial Security, whether or not such Initial Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the original issue date of the Initial Securities or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Section 2.11(a); and

           (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

     (b) Transfers to QIBs.   The following provisions shall apply with respect
to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

           (i) If the Security to be transferred consists of (A) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by

      Rule 144A or (B) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

           (ii) If the proposed transferor is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.

     (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any registration of transfer of an Initial Security to a Non-U.S. Person:

           (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Initial Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security only upon receipt of a certificate substantially in the form set forth in Section 2.11(c) from the proposed transferor.

           (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and
      (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

     (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless the condition of paragraph (a)(i)(x) of this Section 2.10 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain until such time as no Securities remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 2.09 or this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.11.  Form of Certificates to Be Delivered.

     (a) Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors.

Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, Georgia  30339

Ladies and Gentlemen:

     We are delivering this letter in connection with our proposed purchase of 9 1/2% Senior Subordinated Notes due 2005 (the "Notes") of Interface, Inc., a Georgia corporation (the "Company"). We hereby confirm that:

           (i) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Accredited Investor");

           (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion;

           (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes;

           (iv) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control; and


           (v) we acknowledge that the Notes have not been registered under the Securities Act and that none of the Notes may be offered or sold within the United States or to, or for the benefit of, U.S. persons except as set forth below.

     We agree, on our own behalf and on behalf of each account for which we acquire any Notes, that, for a period of three years after the original issuance of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to the Company or any of its subsidiaries, (ii) inside the United States to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) inside the United States to a person we reasonably believe to be an Accredited Investor that, prior to such transfer, furnished to the trustee under the Indenture relating to the Notes (the "Trustee") a signed letter containing certain representations and agreements (a form of which can be obtained from the Trustee), (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

     We acknowledge that you, the Company, the Trustee and others will rely upon our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.

     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as a fiduciary or agent.

     As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
                                                  _____________________________
                                                  (Name of Purchaser)
                                                  By: _________________________
                                                      Name:
                                                      Title:
                                                      Address:

     (b) Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S.
                                     [date]

First Union National Bank of Georgia
Suite 1100, First Union Plaza
999 Peachtree Street, N.E.
Atlanta, Georgia  30309
Attn:  Corporate Trust Department, as Trustee


               Re: Interface, Inc. (the "Company") 9 1/2% Senior
                   Subordinated Notes due 2005 (the "Notes")


Ladies and Gentlemen:

     In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

           (1) the offer of the Notes was not made to a person in the United States;

           (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

           (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,
                              [Name of Transferor]
                              By:_______________________
                                  Authorized Signature

     (c) Form of Certificate to Be Delivered upon Termination of Restricted Period.

                         [On or after January 1, 1996]

First Union National Bank of Georgia
Suite 1100, First Union Plaza
999 Peachtree Street, N.E.
Atlanta, Georgia  30309
Attn:  Corporate Trust Department, as Trustee


               Re: Interface, Inc. (the "Company") 9 1/2% Senior
                   Subordinated Notes due 2005 (the "Notes")


Ladies and Gentlemen:

     This letter relates to $_________________ principal amount of Notes represented by the Offshore Global Note (the "Note"). Pursuant to Section 201 of the Indenture dated as of November 15, 1995 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Note and (2) we are a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Note, all in the manner provided by the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,
                              [Name of Holder]
                              By: ______________________________
                                    Authorized Signature

     SECTION 2.12. Outstanding Securities. Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

     If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

     SECTION 2.13. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

     SECTION 2.14. Temporary Securities. Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive

Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

     SECTION 2.15. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.08, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.15.

     SECTION 2.16. Defaulted Interest. If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.17. CUSIP Number. The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.18. Deposit of Moneys. On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.


                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES

     SECTION 3.01. Notices to the Trustee. If the Company elects to redeem Securities pursuant to Paragraph 3(a) or 3(b) of the Securities, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

     The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Securities, of any redemption at least 45 days before the Redemption Date.

     SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected by the Trustee from the outstanding Securities not previously called for redemption either (x) pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate or (y) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 3.03. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security register maintained by the Registrar.

     All notices of redemption shall identify the Securities to be redeemed and shall state:

         (a) the Redemption Date;

         (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (c) that, unless the Company defaults in making the redemption payment, interest on Securities or portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

         (d) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

         (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

         (e) the CUSIP number, if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

         (f) the paragraph of the Securities pursuant to which the Securities are being redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

     SECTION 3.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof which are to be redeemed on that date, other than Securities or portions Company to the Trustee for cancellation.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

     SECTION 3.06. Securities Redeemed or Purchased in Part. Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute, any Guarantor shall Guarantee and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (accompanied by a notation of Guarantee duly endorsed by any Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.


                                  ARTICLE FOUR

                                   COVENANTS

     SECTION 4.01. Payment of Securities. The Company will pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

     The Company will pay interest on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.



     SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the

Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the office of the Trustee located at the address set forth in Section 11.02 as such office of the Company in accordance with this Section 4.02.

     SECTION 4.03. Corporate Existence. Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such existence, rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

     SECTION 4.04. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

     SECTION 4.05. Maintenance of Properties; Insurance; Books and Records; Compliance with Law. (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

     (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

     (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

     (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     SECTION 4.06. Compliance Certificate. (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 120 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and the Company's Senior Indebtedness, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

     (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture, the Securities and the Credit Agreements as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event which, with notice or lapse of time or both, would constitute a default under any Senior Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Senior Indebtedness has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or a default under any Senior Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

     (c) The Company will deliver to the Trustee as soon as possible, and in any event within 30 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.07. SEC Reports. The Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Section 314(a), the Company shall file with the Trustee and provide to each Holder, within 15 days after it files them with the SEC (or if such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a). In addition, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

     SECTION 4.08. Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise with respect to, (collectively, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the Company or any of its Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1.

     SECTION 4.09. Limitation on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),

         (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than (x) any such Capital Stock owned by a Wholly Owned Subsidiary of the Company and
    (y) the Company's Series A Cumulative Convertible Preferred Stock),

         (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness (other than the Convertible Debentures or any other such Indebtedness owed by the Company or a Wholly Owned Subsidiary of the Company), or

         (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the proviso in Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue
Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds and the Fair Market Value of any property other than cash received by the Company either (x) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness (other than the first $50,000,000 of proceeds attributable to the conversion of the Convertible Debentures) or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment plus (4) $30,000,000. For purposes of the preceding clause
(C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of

Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement are excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock ) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement are excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than to a Subsidiary of the Company) so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the final maturity date of the Indebtedness refinanced, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced and (z) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company) so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the final maturity date of the Indebtedness Refinanced and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness Refinanced; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.12; and (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and clauses (i), (ii), (iii) and (iv) shall not be so included.

     SECTION 4.10. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (x) in the case of Liens securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Securities are equally and ratably secured, except for (a) Liens existing as of the Issue Date; (b) Liens securing the Securities or any Guarantee; (c) Liens on assets of the Company and its Subsidiaries securing Indebtedness under the Credit Agreements (including guarantees by any Subsidiary in respect of such Indebtedness); (d) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Guarantor securing Guarantor Senior Indebtedness; (e) Liens in favor of the Company; (f) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; (g) Liens on Indebtedness of a Subsidiary of the Company owed to and held by the Company, which Indebtedness (x) represents advances by the Company of proceeds of borrowings by the Company under the Credit Agreements and (y) is incurred in accordance with the provisions of this Indenture; and (h) Permitted Liens.

     SECTION 4.11. Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Purchase Date") not more than 45 nor less than 30 days following the mailing of the notice described below to holders of the Securities, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

     Within 30 days following a Change of Control and prior to the mailing of the notice to the holders of the Securities provided for in the next paragraph, the Company covenants to either (i) repay in full all Indebtedness under the Credit Agreements and terminate the commitments of the lenders thereunder, or
(ii) obtain the requisite consent under the Credit Agreements to permit the repurchase of the Securities as provided herein. The Company shall first comply with the provisions of this paragraph before it shall be required to repurchase the Securities, but any failure to comply with its obligation to offer to repurchase the Securities upon a Change of Control shall constitute an Event of Default under this Indenture.

     Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 15 days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

         (a) that the Change of Control Offer is being made pursuant to this
    Section 4.11 and that all Securities validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

         (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

         (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

         (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

         (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

         (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

         (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

         (h) the instructions that Holders must follow in order to tender their Securities; and

         (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer and not withdrawn, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer.

     SECTION 4.12. Disposition of Proceeds of Asset Sales. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 70% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay (including by way of cash collateralization of outstanding letters of credit), and permanently reduce the commitments under, the Credit Agreements as then in effect or other Senior Indebtedness or Guarantor Senior Indebtedness, the Company or such Subsidiary, as the case may be, may, within fifteen months of such Asset Sale, apply the Net Cash Proceeds from such Asset Sale to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreements or other Senior Indebtedness or Guarantor Senior Indebtedness, nor invested in Replacement Assets within the fifteen month period described above constitute "Excess Proceeds" subject to disposition as provided below.

     (b) When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer") from all Holders, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), an aggregate principal amount of Securities equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price").

     (c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

         (1) that the Asset Sale Offer is being made pursuant to this Section 4.12;

         (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

         (3) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

         (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

         (5) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

         (7) that if Securities in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

         (8) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

         (9) the instructions that Holders must follow in order to tender their Securities; and

         (10) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

     (d) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale
Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Company shall not act as Paying Agent.

     (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer.

     SECTION 4.13. Limitation on Transactions with Interested Persons. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Company's Common Stock at any time outstanding ("Interested Persons"), unless
(a) such transactions or series of related transactions is on terms that are no less favorable to the Company, or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000 and less than $10,000,000, the Company has delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a), (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000 and less than $25,000,000, the Company has delivered to the Trustee a board resolution approved by a majority of disinterested members of the Board of Directors ratifying such transaction or series of transactions, along with an Officer's Certificate attesting to such resolution, and (d) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company has delivered to the Trustee a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view; provided, however, that this covenant will not restrict the Company from (i) paying dividends in respect of its Capital Stock permitted under Section 4.09, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company or (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding.

     SECTION 4.14. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any other Investment in, the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company,
(iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Securities, (iv) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and (vi) encumbrances and restrictions under the Credit Agreements and other Senior Indebtedness and Guarantor Senior Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the Holders of the Securities than those contained in the Senior Indebtedness and Guarantor Senior Indebtedness so refinanced or replaced.

     SECTION 4.15. Limitation on the Issuance of Other Senior Subordinated Indebtedness. The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness is (x) pari passu with the Securities or (y) subordinate in right of payment to the Securities in the same manner and at least to the same extent as the Securities are subordinated to Senior Indebtedness.

     SECTION 4.16. Limitation on Guarantees by Subsidiaries. The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any manner become liable with respect to any Indebtedness of the Company or any Guarantor unless such Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee of payment of the Securities by such Subsidiary pursuant to the terms of Article Twelve hereto and such guarantee shall be subordinated to Guarantor Senior Indebtedness of such Subsidiary in substantially the same manner and to the same extent set forth in Article Twelve. In connection with the execution and delivery of the supplemental indenture, such Subsidiary shall execute and deliver a Guarantee substantially in the form of Exhibit B hereto.

     SECTION 4.17. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.18. Limitation on Applicability of Certain Covenants. During any period of time that (i) the ratings assigned to the Securities by each of S&P and Moody's (collectively, the "Rating Agencies") are no less than BBB- and Baa3, respectively (the "Investment Grade Ratings"), and (ii) no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the covenants described in Sections 4.08, 4.09, 4.12, 4.13, 4.14 and 4.16 (collectively, the "Suspended Covenants"). If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the Company and its Subsidiaries will be subject to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Securities) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant described in Section 4.09 as if such covenant had been in effect at all times after the date of this Indenture.

     SECTION 4.19. Rule 144A Information Requirement. If at any time the Company is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of the Securities, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.20. Redemption of Convertible Debentures. The Company will mail, no later than on the fifth Business Day following the Issue Date, a notice of redemption covering all outstanding Convertible Debentures providing for a redemption date no later than the 30th day following the date of such notice.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

     SECTION 5.01. When Company May Merge, etc. (a) The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (i) either (x) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (y) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant and obligation of this Indenture and the Securities on the part of the Company to be performed or observed and, in each case, the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the proviso in Section
4.08 (assuming a market rate of interest with respect to such additional Indebtedness); (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions, and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with; provided, however, that, solely for purposes of computing amounts described in subclause (C) of the covenant described in Section 4.09, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with
Section 5.01 hereof, in which the Company is not the continuing corporation, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


                                  ARTICLE SIX

                                    REMEDIES

     SECTION 6.01. Events of Default. An "Event of Default" means any of the following events:

         (a) default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

         (b) default in the payment of an installment of interest on any of the Securities, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

         (c) failure to perform or observe any other term, covenant or agreement contained in the Securities, the Indenture or any Guarantee (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 60 days after written notice of such Default requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

         (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

         (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

         (f) either (i) the collateral agent under the Credit Agreement or (ii) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Significant Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Significant Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

         (g) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

             (i)   commences a voluntary case or proceeding;

             (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

             (iv)  makes a general assignment for the benefit of its creditors;
         or

             (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding,

             (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties, or

             (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company,

    and in each case the order or decree remains unstayed and in effect for 60 days; or

         (i) any Guarantee issued by a Guarantor which is a Significant Subsidiary of the Company ceases to be in full force and effect or is declared null and void, or any such Guarantor denies that it has any further liability under any such Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with Section 12.07) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring such Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding.

         Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the

Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or Guarantor Senior Indebtedness or any of their respective agents.

     SECTION 6.02. Acceleration. If an Event of Default (other than as specified in Section 6.01(g) or (h)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be immediately due and payable; provided, however, that so long as the Credit Agreements shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.01(g) or (h)), any such acceleration shall not be effective until the earlier to occur of (a) ten Business Days following delivery of a written notice of such acceleration to the Co-Agents under the Credit Agreements of the intention to accelerate the maturity of the Securities and (b) the acceleration of the maturity of the Indebtedness under the Credit Agreements. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

     After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section
7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

     No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04.  Waiver of Past Defaults.  Subject to the provisions of
Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any past Default or Event of Default and its consequences, except a Default or Event of Default specified in
Section 6.01(a) or (b) or in respect of any covenant or provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

     SECTION 6.05. Control by Majority. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided further that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

     SECTION 6.06. Limitation on Suits. No Holder of any Securities shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

         (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

         (e) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Security on or after the respective due dates set forth in such Security.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     SECTION 6.07. Right of Holders to Receive Payment. Notwithstanding any other provision in this Indenture, other than the subordination provisions of Article Ten and Sections 12.04 to 12.06, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on such Security, on or after the respective Stated Maturities expressed in such Security, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Securities for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claims. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

     First:  to the Trustee for amounts due under Section 7.08;

     Second: subject to Article Ten, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

     Third: subject to Article Ten, to Holders for principal amounts (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including any premium); and

     Fourth: the balance, if any, to the Company or to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

     SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                 ARTICLE SEVEN

                                    TRUSTEE

     SECTION 7.01. Duties. (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default,

         (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

         (i)   this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     SECTION 7.02. Rights of Trustee. Subject to Section 7.01 hereof and the provisions of TIA Section 315:

         (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

         (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

    Subject to the above provisions, the holders of not less than a majority in aggregate principal amount of the outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture.

    SECTION 7.03. Individual Rights of Trustee. The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA Section Section 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

    SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

    SECTION 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

    SECTION 7.06. Money Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

     SECTION 7.07. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section Section 313(b) and 313(c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

     The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange.

     SECTION 7.08. Compensation and Indemnity. The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall be entitled to assume the defense of the claim, with counsel reasonably satisfactory to the Trustee; provided, however, that if such claim is made against both the Company and the Trustee and the Trustee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Trustee shall have the right to select separate counsel to defend such claim on behalf of the Trustee. In the event that the Company assumes the defense of the claim, the Company shall have no obligation to pay the fees and expenses of separate counsel for the Trustee (except where the Trustee is entitled to select separate counsel for the reason provided in the preceding sentence) and the Trustee shall cooperate in the defense of such claim. The Company need not pay for any settlement made without its prior written consent. The

Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

     SECTION 7.09. Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

         1. the Trustee fails to comply with Section 7.11;

         2. the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         3. a receiver or other public officer takes charge of the Trustee or its property; or

         4. the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

     SECTION 7.10. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

     SECTION 7.11. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section
Section 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 7.12. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA

Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.


                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 8.01. Termination of the Company's Obligations. The Company and each Guarantor may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if

         (a) either (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or (ii) either (A) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or
    (B) all Securities have otherwise become due and payable hereunder and the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities and, provided further that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Ten;

         (b) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

         (c) the Company shall have paid all other sums payable by it hereunder; and

         (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent providing for the termination of the Company's and any Guarantor's obligation under the Securities, this Indenture and any Guarantee have been complied with and (y) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company or a Guarantor is a party or by which the Company or a Guarantor is bound.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.06, 2.07, 2.08, 2.12, 4.01, 4.02 and 7.08 and any Guarantor's
obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.12. After the Securities are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 and any Guarantor's obligations in respect thereof shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Ten or Article Twelve or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding

Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.07, 2.08 and 4.02, and, with respect to the Trustee, under
Section 7.08 and any Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Ten and in Sections 4.07 through 4.16 and Section 4.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Ten, Article Twelve or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

         (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this
     Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash, in United States dollars, in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities not later than one day before the due date of any payment, or
     (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or repaid) on the Final Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;


         (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor;

         (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

         (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

         (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (vii) in the case of an election under either paragraph (b) or (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of holders of Senior Indebtedness of the Company, including, without limitation, the rights arising under this Indenture, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and
     (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

         (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

     (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

     SECTION 8.04. Repayment to Company or Guarantors. Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

     SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to comply with Article Five or Section 12.01;

         (c) to provide for uncertificated Securities in addition to certificated Securities;

         (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

         (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

     Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to this Section 9.01 does not adversely affect the rights of any Holder.

     SECTION 9.02. With Consent of Holders. Subject to Section 6.04, the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities with the written consent of the

Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company or any Guarantor with any provision of this Indenture, the Guarantees or the Securities.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

         (a) reduce the percentage in outstanding aggregate principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture, any Guarantee or the Securities;

         (b) reduce or change the rate or time for payment of interest on any Security;

         (c) change the currency in which any Security, or any premium or interest thereon, is payable;

         (d) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

         (e) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Security;

         (f) make the principal of, premium, if any, or interest on any Security payable in money other than that stated in the Security;

         (g) modify this Section 9.02 or Section 6.04 or Section 6.07;

         (h) amend, change or modify the obligations of the Company to make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

         (i) modify or change any provision of this Indenture affecting the subordination or ranking of the Securities or any Guarantee in a manner adverse to the Holders; or

         (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

         (k) release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in compliance with Section 12.07.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment of or supplement to this Indenture, any Guarantee or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through
(k) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the

Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.06. Trustee May Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES

     SECTION 10.01. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Ten, the Indebtedness represented by the Securities is hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all amounts payable under all existing and future Senior Indebtedness of the Company.

     This Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

     SECTION 10.02. Payment Over of Proceeds upon Dissolution, etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets or liabilities of the Company, then and in any such event:

         (1) all Senior Indebtedness must be paid in full in cash or Cash Equivalents before any direct or indirect payment or distribution (excluding securities of the Company or any other person that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities") is made on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities (other than payments previously made pursuant to Section 8.02); and

         (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (3) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on the Securities before all Senior Indebtedness is paid in full in cash or Cash Equivalents then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

     SECTION 10.03.  Suspension of Payment When Senior Indebtedness in Default.
(a) Unless Section 10.02 shall be applicable, upon the occurrence and during the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, when the same becomes due (whether due to lapse of time or at maturity, whether by acceleration or otherwise) (a "Payment Default"), and after receipt by the Trustee and the Company from representatives of holders of such Senior Indebtedness of written notice of such default, no direct or indirect payment (other than payments previously made pursuant to Article Eight) by or on behalf of the Company of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption, defeasance or other acquisition of, the Securities unless and until such Payment Default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     (b) Unless Section 10.02 shall be applicable, upon the occurrence and during the continuance of any default (other than a Payment Default) in respect of any Designated Senior Indebtedness the terms of which provide that the maturity thereof may be accelerated (a "Non-payment Default") and upon the earlier to occur of (1) the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (2) if such Non-payment Default results from the acceleration of the Securities, the date of such acceleration, no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or the purchase, redemption, defeasance or other acquisition of, the Securities for the period specified below (the "Payment Blockage Period").

     (c) The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (2) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (1) 179 days have elapsed since the receipt of such notice or the date of such acceleration (provided such Designated Senior Indebtedness shall not theretofore have been accelerated),
(ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents (provided that no other Non-payment Default has occurred and is then continuing after giving effect to such cure or waiver), or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments (except where the provisions of Section 10.03(a) are then applicable in respect of any Senior Indebtedness or where payment is otherwise not permitted under the terms of this Indenture). No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect.

     (d) In the event of the acceleration of the maturity of any of the Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Securities will be entitled to receive any payment on the principal of, premium, if any, or interest on, the Securities (other than payments previously made pursuant to Article Eight).

     (e) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness or their representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

     SECTION 10.04. Trustee's Relation to Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten (and in Article Twelve with respect to any Guarantor Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

     SECTION 10.05. Subrogation to Rights of Holders of Senior Indebtedness. Upon the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness, to the extent payments or distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness, to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

     SECTION 10.06. Provisions Solely to Define Relative Rights. The provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness.

     The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

     SECTION 10.07. Trustee to Effectuate Subordination. Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

     SECTION 10.08. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of Section 10.08(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or the amount of interest, fees or other amounts payable, in respect of Senior Indebtedness; (2) extend the time of payment of, or renew, increase or otherwise alter, Senior Indebtedness, or amend, waive, or otherwise modify any terms of any instrument or agreement of any kind evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; (3) exchange, release, sell, fail to perfect any security interest or other Lien on or otherwise deal with, any property pledged, mortgaged or otherwise subject to a security interest or other Lien securing Senior Indebtedness; (4) release any guarantor or any other person liable in any manner for the payment or collection of Senior Indebtedness; (5) exercise or fail to exercise any right, power, privilege, or remedy in respect of Senior Indebtedness or under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; (6) give or fail to give any notice, or take or fail to take any other action, required by law, by agreement or otherwise to preserve the rights of any holder of Senior Indebtedness against the Company or any guarantor or other person liable in respect of Senior Indebtedness or with respect to any property pledged, mortgaged or otherwise subject to a security interest or Lien securing Senior Indebtedness; (7) perform or fail to perform any obligation of the holder of Senior Indebtedness under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness;or (8) take or fail to take any action that might otherwise constitute a defense available to, or a discharge of, the Company or any guarantor or other person liable in respect of Senior Indebtedness or the Trustee in respect of this Indenture; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

     SECTION 10.09. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 prior to the time at which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it prior to such time; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this

Article Ten, the Trustee, subject to the provisions of Section 7.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

     SECTION 10.12. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee; provided, however, that Section
10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 10.13. No Suspension of Remedies. Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Indebtedness.


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

     SECTION 11.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

     If to the Company or any Guarantor to:

            Interface, Inc.
            2859 Paces Ferry Road
            Suite 2000
            Atlanta, GA 30339
            Attn:  General Counsel

     With a copy to:

            Kilpatrick & Cody
            1100 Peachtree Street
            Atlanta, GA 30309
            Attn:  G. Kimbrough Taylor

     If to the Trustee to:

            First Union National Bank of Georgia
            Suite 1100, First Union Plaza
            999 Peachtree Street, N.E.
            Atlanta, Georgia 30309
            Attn:  Corporate Trust Department

     The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the

Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA
Section  312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the
Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. Governing Law. The laws of the State of New York shall govern this Indenture, the Guarantees and the Securities. The Trustee, the Company, each Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Guarantees or the Securities.

     SECTION 11.08. No Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.09. No Recourse Against Others. A director, officer, employee, stockholder or Affiliate, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture, or for any obligations of a Guarantor under any Guarantee, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

     SECTION 11.10. Successors. All agreements of the Company and any Guarantor in this Indenture and the Securities and the Guarantees shall bind its successors except as otherwise provided herein. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

     SECTION 11.12. Separability. In case any provision in this Indenture, any Guarantee or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

     SECTION 11.13. Table of Contents, Headings, etc. The Table of Contents, the Reconciliation and tie and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 11.14. Benefits of Indenture. Except as provided in Article Ten, nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                 ARTICLE TWELVE

                            GUARANTEE OF SECURITIES

     SECTION 12.01. Guarantee. Subject to the provisions of this Article Twelve, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Senior Subordinated Note Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Senior Subordinated Note Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand subject to this Article Twelve,
(a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

     This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     No stockholder, officer, director, employer or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

     The Guarantee of each Guarantor is limited to an amount that would not render such Guarantor insolvent. The Guarantee of any Guarantor, and this
Section 12.01 as applicable to any Guarantor, may be modified, without the consent of the Holders, to reflect such further fraudulent conveyance savings provisions, net worth or maximum amount limitations as to recourse or similar provisions as are set forth in, and after giving effect to, any guarantee of such Guarantor issued under the Credit Agreements and shall be required to be modified in the same manner as such guarantee under the Credit Agreements are amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreements shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of the obligations of such Guarantor under the Credit Agreements other than by operation of the subordination provisions of this Article Twelve and any Permitted Liens. Any amendment or modification pursuant to this paragraph shall comply with the provisions of Article Nine.

     SECTION 12.02. Execution and Delivery of Guarantee. To further evidence the Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

     If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

     SECTION 12.03. Additional Guarantors. (a) Any person may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (ii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

     (b) If the Company or any of its Subsidiaries acquires or forms a Material U.S. Subsidiary or if any Subsidiary of the Company shall become a Material U.S. Subsidiary, the Company will cause any such Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Company with respect to the Securities issued under this Indenture on a senior subordinated basis in substantially the same manner and to the same extent set forth in this Article Twelve and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Subsidiary and such Subsidiary is in compliance with the terms of the Indenture.

     SECTION 12.04. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness. Each Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Twelve, the Indebtedness represented by the Guarantee made by or on behalf of such Guarantor is hereby expressly made subordinate and subject in right of payment as provided in this Article Twelve to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Guarantor Senior Indebtedness in any other manner, of all amounts payable under all existing and future Guarantor Senior Indebtedness of such Guarantor.

     This Section 12.04 and the following Sections 12.05 through 12.17 of this Article Twelve shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness of any Guarantor and, to the extent set forth in Section 12.06(b), holders of Designated Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 12.06(b), holders of Designated Senior Indebtedness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

     SECTION 12.05. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to any Guarantor or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets or liabilities of any Guarantor, then and in any such event:

         (1) all Guarantor Senior Indebtedness of such Guarantor must be paid in full in cash or Cash Equivalents before the Holders of the Securities are entitled to receive, pursuant to this Guarantee, any direct or indirect payment or distribution by or on behalf of such Guarantor (excluding Permitted Junior Securities of such Guarantor) on account of its Guarantee; and

         (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities of such Guarantor), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article Twelve shall be paid by the liquidating trustee or agent or other person making such payment or distribution whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

         (3) in the event that, notwithstanding the foregoing provisions of this Section 12.05, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of the Guarantee of such Guarantor before all Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities of such Guarantor) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

     The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of a Guarantor for the purposes of this
Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

     SECTION 12.06. Suspension of Payment When Guarantor Senior Indebtedness in Default. (a) Unless Section 12.05 shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets of such Guarantor of any kind or character (other than Permitted Junior Securities of such Guarantor) shall be made by or on behalf of such Guarantor on account of the payment of principal of, premium, if any, or interest on any Securities or on account of the purchase, redemption, defeasance or other acquisition of the Securities or any of the obligations of such Guarantor under this Guarantee (other than payments previously made pursuant to Article Eight) unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to Section 12.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee, including any missed payments.

     (b) Unless Section 12.05 shall be applicable, during any Payment Blockage Period in respect of the Securities, no payment or distribution of any assets of a Guarantor of any kind or character shall be made by or on behalf of a Guarantor on account of the payment of principal of, premium, if any, or interest on any Securities or on account of the purchase, redemption, defeasance or other acquisition of any Securities or this Guarantee or on account of any of the other obligations of such Guarantor under this Guarantee; provided, however, that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 10.03(b) by a Senior Representative acting for holders of Designated Senior Indebtedness who also hold Guarantor Senior Indebtedness in respect of such Designated Senior Indebtedness. Upon the termination of any Payment Blockage Period, subject to
Section 12.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee, including any missed payments (except where the provisions of Section 12.06(a) are then applicable in respect of any Guarantor Senior Indebtedness or where payment is otherwise not permitted under the terms of this Indenture).

     (c) In the event of the acceleration of the maturity of the Securities, the holders of all Guarantor Senior Indebtedness of such Guarantor will first be entitled to receive payment in full of all amounts due thereon before the holders of the Securities will be entitled to receive any payment by or on behalf of such Guarantor (excluding Permitted Junior Securities of such Guarantor) on account of its Guarantee.

     (d) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 12.06, then and in such event such payment shall be paid over and delivered forthwith to the holders of Guarantor Senior Indebtedness or their representatives, or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Guarantor Senior Indebtedness, to the extent necessary to pay all such due and unpaid Guarantor Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Guarantor Senior Indebtedness.

     SECTION 12.07. Release of a Guarantor. (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any person (in each case, other than to the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder;
provided, however, that each such Guarantor which is a Significant Subsidiary of the Company is sold or disposed of in accordance with Section 4.12 hereof; provided further that the foregoing proviso shall not apply to the sale or disposition of a Guarantor pursuant to, or in lieu of, the exercise by one or more holders of Senior Indebtedness of rights and remedies in respect of the capital stock of such Guarantor previously pledged or assigned to such holder or holders to secure such Indebtedness or other sale or disposition the proceeds of which are used to repay Senior Indebtedness secured by such capital stock.

     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
12.07. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this Article Twelve.

     The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Twelve.

     Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     SECTION 12.08. Waiver of Subrogation. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the subordination provisions of this Article and to Article Ten, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.08 is knowingly made in contemplation of such benefits.

     This Section 12.08 as applicable to any particular Guarantor may be amended or modified, without the consent of the Holders, in a manner to be consistent with the terms of any waiver of subrogation language set forth in any guarantee of such Guarantor issued under the Credit Agreements and shall be required to be modified in the same manner as such guarantee under the Credit Agreements is amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreements shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the lenders under the Credit Agreements other than by operation of the subordination provisions of this Article Twelve and any Permitted Liens.

     SECTION 12.09.  Guarantee Provisions Solely to Define Relative Rights.
The subordination provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 12.06, holders of Designated Senior Indebtedness on the other hand. Nothing contained in this Article Twelve (other than a release pursuant to Section 12.07) or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Twelve of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder and, to the extent set forth in Section 12.06, holders of Designated Senior Indebtedness.

     The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

     SECTION 12.10. Trustee To Effectuate Subordination of Guarantee Obligations. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

     SECTION 12.11. No Waiver of Guarantee Subordination Provisions. (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor or any Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of Section 12.11(a), the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, do any one or more of the
following:   (1) change the manner, place or terms of payment or the amount of interest, fees or other amounts payable, in respect of Guarantor Senior Indebtedness or Senior Indebtedness; (2) extend the time of payment of, or renew, increase or otherwise alter, Guarantor Senior Indebtedness or Senior Indebtedness, or amend, waive, or otherwise modify any terms of any instrument or agreement of any kind evidencing, guaranteeing, securing or otherwise affecting or relating to Guarantor Senior Indebtedness or Senior Indebtedness;
(3) exchange, release, sell, fail to perfect any security interest or other Lien on or otherwise deal with, any property pledged, mortgaged or otherwise subject to a security interest or other Lien securing Guarantor Senior Indebtedness or Senior Indebtedness; (4) release any guarantor or any other person liable in any manner for the payment or collection of Guarantor Senior Indebtedness or Senior Indebtedness; (5) exercise or fail to exercise any right, power, privilege, or remedy in respect of Guarantor Senior Indebtedness or Senior Indebtedness or under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Guarantor Senior Indebtedness or Senior Indebtedness; (6) give or fail to give any notice, or take or fail to take any other action, required by law, by agreement or otherwise to preserve the rights of any holder of Guarantor Senior Indebtedness against the Company or any guarantor or other person liable in respect of Guarantor Senior Indebtedness or Senior Indebtedness or with respect to any property pledged, mortgaged or otherwise subject to a security interest or Lien securing Guarantor Senior Indebtedness or Senior Indebtedness; (7) perform or fail to perform any obligation of the holder of Guarantor Senior Indebtedness under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Guarantor Senior Indebtedness or Senior Indebtedness; or (8) take or fail to take any action that might otherwise constitute a defense available to, or a discharge of, the Company or any guarantor or other person liable in respect of Guarantor Senior Indebtedness or Senior Indebtedness or the Trustee in respect of this Indenture; exercise or refrain from exercising any rights against such Guarantor and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to

Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

     SECTION 12.12. Guarantors to Give Notice to Trustee. (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment by such Guarantor to or by the Trustee in respect of the Securities. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, such Guarantor or a holder of its Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.12, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.12 prior to the time at which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it prior to such time; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

     (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a person representing himself to be a holder of Guarantor Senior Indebtedness of any Guarantor (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness of a Guarantor (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 12.13. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc., of Guarantors. Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

     SECTION 12.14. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.08.

     SECTION 12.15. Article Twelve Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; provided, however, that Section 12.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 12.16. No Suspension of Remedies. Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

     SECTION 12.17. Trustee's Relation to Guarantor Senior Indebtedness. With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve (and in Article Ten with respect to Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the

Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor.

     SECTION 12.18. Subrogation. Upon the payment in full of all Guarantor Senior Indebtedness of the Guarantors and of all Senior Indebtedness of the Company, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness of the Guarantors, to the extent payments or distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Indebtedness, to receive payments and distributions of cash, property and securities applicable to such Guarantor Senior Indebtedness until all amounts due under the Guarantee shall be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payment pursuant to the provisions of this Article Twelve to holders of such Guarantor Senior Indebtedness of the Guarantors by the Holders or the Trustee, shall, as between each Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness of the Guarantors and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness of the Guarantors.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under the Guarantor Senior Indebtedness of the Guarantors, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness of the Guarantors at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness of the Guarantors in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness of the Guarantors in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               INTERFACE, INC.


                                               By /s/ David W. Porter
                                                  ------------------------------
                                               Name: David W. Porter
                                               Title: Senior Vice President



                                               BENTLEY MILLS, INC.
                                               GUILFORD (DELAWARE), INC.
                                               GUILFORD OF MAINE, INC.
                                               INTERFACE ASIA-PACIFIC, INC.
                                               INTERFACE EUROPE, INC.
                                               INTERFACE FLOORING SYSTEMS, INC.
                                               INTERFACE RESEARCH CORPORATION
                                               PANDEL, INC.
                                               PRINCE STREET TECHNOLOGIES, LTD.
                                               ROCKLAND REACT-RITE, INC.


                                               By /s/ David W. Porter
                                                  -----------------------------
                                               Name: David W. Porter
                                               Title: Senior Vice President


FIRST UNION NATIONAL BANK OF GEORGIA, as Trustee


By /s/ Frederick A. Schaal
   ------------------------------
   Name: Frederick A. Schaal

                                                                       EXHIBIT A



                                INTERFACE, INC.

         % [SERIES B]** SENIOR SUBORDINATED NOTE DUE NOVEMBER 15, 2005



No. ______                                                           $__________


     Interface, Inc., a corporation incorporated under the laws of the State of Georgia (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on November 15, 2005, at the office or agency of the Company referred to below, and to pay interest semiannually thereon on May 15 and November 15, in each year, commencing on May 15, 1996, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of 9 1/2% per annum, until the principal hereof is paid or duly provided for. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the"Issue Date"). Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

_______________
**Include only for Exchange Notes.

     [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of November 21, 1995, among the Company, the Guarantors and the Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 30th day following the date of original issue of the Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 75th day following the date of original issue of the Securities or
(c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 105th day following the date of original issue of the Securities, the interest rate borne by this Security shall be increased by 0.50% per annum, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue; provided that the aggregate increase in such interest rate may in no event exceed 1.50% per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement in the case of clause (b) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, in the case of clause (c) above, the interest rate borne by the Security from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clauses (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

     Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Atlanta, Georgia, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

_______________
*Include only for Initial Notes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:             ,                       INTERFACE, INC.


                                           By:
                                              ________________________________
                                              Name:
                                              Title:


                                           [SEAL]


Attest:


---------------------------
Authorized Signature

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


     This is one of the Securities referred to in the within-mentioned
Indenture.

                                           FIRST UNION NATIONAL BANK
                                            OF GEORGIA, as Trustee



                                           By
                                              ---------------------------
                                                   Authorized Officer

                             (Reverse of Security)


     1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 1/2% [Series B]* Senior Subordinated Securities due 2005, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of November 15, 1995, among Interface, Inc., a Georgia corporation, as issuer (the "Company") Bentley Mills, Inc., Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Prince Street Technologies, Ltd., and Rockland React-Rite, Inc., (collectively, the "Guarantors"), and First Union National Bank of Georgia, a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Security shall alter or impair the obligation of the Company or any Guarantor to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     2. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy or insolvency laws, whether or not allowable as a claim in such proceeding) as defined in the Indenture, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Security referred to in Paragraph 6 below.

_______________
*Include only for Exchange Notes.

     3. Redemption. (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after November 15, 2000 upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning November 15 of the years indicated below:


                                                 Redemption
         Year                                      Price
         ----                                    ----------
         2000                                     104.750%
         2001                                     103.167%
         2002                                     101.583%
         2003 and thereafter                      100.000%

plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

     (b) Offer to Purchase upon a Change of Control and Certain Asset Sales. The Company (a) is obligated, upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Securities at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (b) may be obligated to make an offer to purchase Securities with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

     (c) Interest Payments. In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (d) Partial Redemption. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     4. Guarantees. This Security is entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and to Section 4.16 of the Indenture and to Article Twelve of the Indenture for the terms of the Guarantees.

     5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

     6. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company and any Guarantor under this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     8. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in Atlanta, Georgia or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     9. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     10. Governing Law. This Security and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                           ON ALL INITIAL SECURITIES]

     In connection with any transfer of this Security occurring prior to the date that is the earlier of (i) the date of an effective Registration Statement containing a prospectus covering the resale of this Security by the Holder hereof or (ii) November 21, 1998, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.


Date: _____________________    _________________________________
                               NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:_______________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ____________________    _________________________________

                               NOTICE:  To be executed by an executive
                               Officer.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security and the Guarantees purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the appropriate box:

                               Section 4.11 [ ]

                               Section 4.12 [ ]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:

                                 $____________


Date:___________________            Your Signature: ___________________________

                                         (Sign exactly as your
                                         name appears on the
                                         other side of this
                                         Security)


Signature Guarantee:_________________________

                                                                       EXHIBIT B



                         SENIOR SUBORDINATED GUARANTEE


     For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Twelve of the Indenture and this Guarantee. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The Indebtedness evidenced by this Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary and appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

                                         [NAME OF GUARANTOR]

                                         By:
                                              Name:
                                              Title:

                                ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to





(Insert assignee's social security or tax ID number)









(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.






Date: _____________                  Your signature: __________________________

                                         (Sign exactly as your name
                                         appears on the other side of
                                         this Security)


Signature Guarantee: